EXHIBIT 23

                      CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-1808 and No. 33-1806) pertaining to the 1985 Employee Stock Option Plan and the 1985 Directors Stock Option Plan of Intelogic Trace, Inc. of our report dated October 14, 1994, except for Note 2 Paragraph 8 as to which the date is November 9, 1994, with respect to the consolidated financial statements and schedules of Intelogic Trace, Inc. included in this Annual Report (Form 10-K) for the year ended July 31, 1994.

                                             ERNST & YOUNG LLP

San Antonio, Texas
November 10, 1994